Exhibit 21.1

Schedule of Subsidiaries of FTI Consulting, Inc.

Name	Jurisdiction of Corporation
Compass Lexecon LLC [fka Lexecon, LLC] [fka LI Acquisition Company, LLC]	Maryland
Competition Policy Associates, Inc.	District of Columbia
FCN Holdings CV Dutch CV — LP	Netherlands
FD (Beijing) Consulting Co., Ltd.	Beijing
FD India Limited	England and Wales
FD International Ltd.	England and Wales
FD MWA Holdings Inc.	Delaware
FD Public Affairs Limited [fka LLM Communications Limited]	England and Wales
FD-CMM Mexico, S. de r.L. de C.V.	Mexico
Ferrier Hodgson Management Services Inc.	Philippines
FH Asset Management Corp.	Philippines
FH Corporate Services Inc.	Philippines
FTI Capital Advisors, LLC [fka FTI Merger & Acquisition Advisors, LLC]	Maryland
FTI Commercial Consulting (Shanghai) Co. Ltd. [fka — Ferrier Hodgson Commercial Consulting (Shanghai) Co. Ltd.]	Shanghai, China
FTI Consulting — FD Australia Holdings Pty Ltd [fka FD Australia Holdings Pty Ltd]	Victoria, Australia
FTI Consulting — Qatar LLC [fka Dispute Resolution Consulting LLC]	Qatar
FTI Consulting (Asia) Ltd [fka International Risk Limited]	Hong Kong
FTI Consulting (Australia) Pty Ltd	Australia
FTI Consulting (BVI) Limited [fka FTI Forensic Accounting Limited] [fka Forensic Accounting Limited]	British Virgin Islands
FTI Consulting (Cayman) Ltd	Cayman Islands
FTI Consulting (China) Ltd. [fka Thompson Market Services (Shanghai) Co. Ltd]	China
FTI Consulting (CM) Limited [fka K Capital Source Limited]	Ireland
FTI Consulting (Government Affairs) LLC	New York
FTI Consulting (HC) Limited [fka FD Sante Limited ] (fka Sante Communications Limited)	England & Wales
FTI Consulting (Hong Kong) Limited	Hong Kong
FTI Consulting (Hong Kong) Services Four Limited [fka Sun Easy Investment Limited]	Hong Kong
FTI Consulting (Hong Kong) Services One Limited [fka Chater Secretaries Limited]	Hong Kong
FTI Consulting (Hong Kong) Services Three Limited [fka Power Famous Limited]	Hong Kong
FTI Consulting (Hong Kong) Services Two Limited [fka Lansdowne Nominees Limited]	Hong Kong

Name	Jurisdiction of Corporation
FTI Consulting (Ireland) Limited [fka Financial Dynamics Ireland Ltd.]	Ireland
FTI Consulting (Perth) Pty Ltd [fka FD PTY LIMITED] [fka FD Third Person Perth Pty Limited] [fka Kudos Consultants Pty Limited]	Australia
FTI Consulting (SC) Inc. [fka FD U.S. Communications, Inc.]	New York
FTI Consulting (SC) Ltda. [fka FD Gravitas Ltda.] [fka Gravitas Comunicaciones Estrategicos Limitada]	Colombia
FTI Consulting (SC)(Hong Kong) Limited [fka Financial Dynamics Asia Ltd.]	Hong Kong
FTI Consulting (Singapore) PTE. LTD. [fka FS Asia Advisory Pte. LTD.]	Singapore
FTI Consulting (Strategic Communications) S.A.S. [fka Financial Dynamics S.A.S.]	France
FTI Consulting (Sydney) Pty Ltd [fka FD (Sydney) PTY LTD] [fka FD Third Person Pty Limited] [fka Third Person Communications Pty Limited]	Australia, New South Wales
FTI Consulting Administrative Services, Inc. FKA — Ferrier Hodgson Philippines Inc.	Philippines
FTI Consulting B.V. [fka Irharo B.V.]	Netherlands
FTI Consulting Belgium SA [fka Blueprint Partners SA]	Belgium
FTI Consulting Canada Inc. [fka Watson, Edgar, Bishop, Meakin & Aquirre Inc.]	British Colombia, Canada
FTI Consulting Canada ULC	British Colombia, Canada
FTI Consulting Colombia S.A.S.	Colombia
FTI Consulting Design Limited [fka 85Four Ltd.]	England and Wales
FTI Consulting Deutschland GmbH	Germany
FTI Consulting Deutschland Holding GmbH [fka Maia Neunundzwanzigste Vermögensverwaltungs-GmbH]	Germany
FTI Consulting Group Limited [fka Financial Dynamics Ltd.]	England and Wales
FTI Consulting Gulf Limited [FD Gulf Limited] [fka FD Dubai Limited]	England and Wales
FTI Consulting India Private Limited [fka FD Communications India Private Limited]	India
FTI Consulting International Limited	British Virgin Islands
FTI Consulting LLC	Maryland
FTI Consulting LLP FKA — FTI Consulting Management LLP	England and Wales
FTI Consulting Management Limited FKA — FTI Consulting Limited FKA — Carmill Limited	England and Wales

Name	Jurisdiction of Corporation
FTI Consulting Management Ltd[fka FTI Consulting (Asia) Limited] [fka Baker Tilly Hong Kong Business Recovery Ltd] [fka Baker Tilly Purserblade Asia Limited] [fka Purserblade Asia Limited]	Hong Kong
FTI Consulting Mexico S DE RL DE CV [fka FDFTI Mexico S DE RL DE CV]	Mexico
FTI CONSULTING MEXICO SERVICES. S DE R.L. DE C.V.	Mexico
FTI Consulting Panama, SDAD. LTDA.	Panama
FTI Consulting Philippines (BVI) Limited [fka FS Philippines Limited]	British Virgin Islands
FTI Consulting Pte Ltd. FKA International Risk (Singapore) Pte Ltd.	Singapore
FTI Consulting Russia Limited [fka FD Russia Limited]	England and Wales
FTI Consulting S.A.	Argentina
FTI Consulting S.ar.L.	Luxembourg
FTI Consulting SC GmbH [fka Financial Dynamics GmbH] [fka A & B Financial Dynamics gmbh]	Germany
FTI Consulting Services Limited [fka FTI Forensic Accounting Limited] [fka Forensic Accounting Partners Limited]	England and Wales
FTI Consulting Shanghai (BVI) Limited [fka FS Shanghai Offshore Limited]	British Virgin Islands
FTI Consulting Solutions Limited [fka Brewer Consulting Limited]	England And Wales
FTI Consulting South Africa (Pty) Ltd [fka FD Media and Investor Relations Pty Ltd] [fka Beachhead Media and Investor Relations (Proprietary) Limited]	S. Africa
FTI Consulting Spain, S.R.L.	Spain
FTI Consulting Technology (Sydney) Pty Ltd [fka FTI Ringtail (AUST) PTY LTD] [fka: FTI Australia Pty Ltd.]	Australia
FTI Consulting Technology LLC [fka FTI Technology LLC ] [fka FTI Repository Services, LLC ]	Maryland
FTI Consulting Technology Software Corp [fka Attenex Corporation]	Washington
FTI Consultoria Ltda. [fka FTI Holder Consultoria LTDA] [fka FTI Holder Consultoria S.A.]* [fka Arbok Holdings S.A.]	Brazil
FTI Director Services Limited [fka FS Director Services Limited]	British Virgin Islands
FTI Director Services Number 2 Limited [fka FS Director Services Number 2 Limited]	British Virgin Islands
FTI Director Services Number 3 Limited [fka FS Director Services Number 3 Limited]	British Virgin Islands
FTI Financial Services Limited [fka Hoodwell Limited]	England and Wales

Name	Jurisdiction of Corporation
FTI France	Paris, France
FTI General Partner (BVI) Limited	British Virgin Islands
FTI General Partner LLC	Maryland
FTI Hosting LLC	Maryland
FTI International LLC [fka FTI FD LLC]	Maryland
FTI Investigations, LLC	Maryland
FTI Services Limited [fka Total Sun Investments Limited]	British Virgin Islands
FTI UK Holdings Limited	England and Wales
FTI, LLC	Maryland
G3 Consulting Limited	United Kingdom
Gravitas Panama S.A.	Panama
IRL (Holdings) Limited	British Virgin Islands
Orion Technology Comercio e Servicos LTDA	Brazil
PT. FTI Consulting Indonesia	Indonesia
Sports Analytics LLC	Maryland
Tecnologia Servicos e Comercio de Equipamentos de Informática, LTDA	Brazil
The Lost City Estates S.A.	Panama
Thompson Market Services Limited	Hong Kong